                                                                    EXHIBIT (X)

                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         Discover Card Master Trust I
                       Series 2000-A Monthly Statement

Distribution Date: June 15, 2001               Month Ending:  May 31, 2001

Pursuant to the Series Supplement dated as of May 22, 2000 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. Series 2000-A Certificates were issued only to qualified institutional buyers and are not publicly available.

1.   Payments for the benefit of investors in Extended Certificates and Maturity Certificates in Series 2000-A on this Distribution
     ------------------------------------------------------------------------------------------------------------------------------
     Date (per $1000 of Subclass Initial Investor Interest)
     -------------------------------------------------------
                                                        Extended           Maturity         Extended                Maturity
                                                       Certificate        Certificate       Certificate            Certificate
     Series  2000-A                      Total           Interest          Interest         Principal               Principal
         Subclass Investor Interest      $0.00            $0.00            $0.00             $0.00                  $0.00

2.   Principal Receivables at the end of May, 2001
     ---------------------------------------------

 (a) Aggregate Investor Interest                                                                           $29,317,603,332.54

     Seller Interest                                                                                        $8,406,542,500.03

     Total Master Trust                                                                                    $37,724,145,832.57

 (b) Group One Investor Interest                                                                           $29,317,603,332.54

 (c) Series 2000-A Investor Interest                                                                        $4,000,000,000.00

 (d) Series 2000-A Aggregate Discount Certificate Subclass Investor Interests                               $4,000,000,000.00

 (e) Series 2000-A Aggregate Extended Certificate Subclass Investor Interests                                           $0.00

 (f) Series 2000-A Aggregate Maturity Certificate Subclass Investor Interests                                           $0.00

3.   Allocation of Receivables Collected During May, 2001
     ----------------------------------------------------

                                                                       Finance Charge           Principal       Yield Collections /
                                                                        Collections            Collections       Additional Funds
 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation.                                    $459,730,270.87      $4,443,495,750.26            $0.00

     Seller Allocation                                                  $51,950,429.99        $502,123,808.15            $0.00

 (b) Group One Allocation                                              $459,730,270.87      $4,443,495,750.26            $0.00

 (c) Series 2000-A Allocations                                          $62,458,816.42        $603,691,997.02            $0.00

 (d) Monthly Principal Payment Rate (Principal Collections as a monthly percentage of
     Master Trust Principal Receivables at the beginning of May, 2001)                                                   15.09%

 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of May, 2001                                                                                      14.88%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of May, 2001                                                                                       1.54%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of May, 2001                                                                                      16.42%

4.   Information Concerning the Series Principal Funding Account ("SPFA")
     --------------------------------------------------------------------

                            Deposits into the             Deficit Amount
                             SPFA on this                   on this                         SPFA                    Investment
                            Distribution Date             Distribution Date                Balance                   Income
     Series 2000-A                   $0.00                     0.00                         $0.00                      $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                                               Total Payments
                           Amount Paid on this                          Deficit Amount                          through this
                          Distribution Date                        on this Distribution Date                   Distribution Date
     Series 2000-A                 $0.00                                      $0.00                                  $0.00

6.   Information Concerning the Series Interest Funding Account ("SIFA")
     -------------------------------------------------------------------

                                                          Deposits into the SIFA                            SIFA Balance at the
                                                         on this Distribution Date                            end of May, 2001
     Series 2000-A                                                $15,380,248.92                             $96,790,440.41

7.   Information Concerning the Proceeds Account
     -------------------------------------------

                                                                   Deposits into the Proceeds
                                                                 Account on this Distribution Date            Proceeds Account
                                                                  (other than Issuance Proceeds)                  Balance

     Series 2000-A                                                             $0.00                              $0.00

8.   Investor Charged-Off Amount
     ---------------------------

                                                                                                           Cumulative Investor
                                                                             May, 2001                     Charged-Off Amount
 (a) Group One                                                            $165,272,781.61                           $0.00

 (b) Series 2000-A                                                         $22,453,910.43                           $0.00

 (c) As an annualized percentage of
     Principal Receivables at the
     beginning of May, 2001                                                          6.74%                            N/A

9.   Investor Losses for May, 2001
     -----------------------------
                                                                                                       Per $1000 of Initial
                                                                              Total                   Series Investor Interest

 (a) Group One                                                                $0.00                          $0.00

 (b) Series 2000-A                                                            $0.00                          $0.00

10.  Reimbursement of Investor Losses for May, 2001
     ----------------------------------------------
                                                                                                       Per $1000 of Initial
                                                                              Total                   Series Investor Interest

 (a) Group One                                                                $0.00                          $0.00

 (b) Series 2000-A                                                            $0.00                          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses as of the end of May, 2001
     ---------------------------------------------------------------------------
                                                                                                       Per $1000 of Initial
                                                                              Total                   Series Investor Interest
 (a) Group One                                                                $0.00                          $0.00

 (b) Series 2000-A                                                            $0.00                          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
 (a) Group One                                                                                                  $49,070,581.44

 (b) Series 2000-A                                                                                               $6,666,666.67

13.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                                                                                Class A Amount
 (a) Maximum Amount on this Distribution Date                                                                  $320,000,000.00

 (b) Available Amount on this Distribution Date                                                                $320,000,000.00

 (c) Amount of unreimbursed Drawings on Credit
       Enhancement on this Distribution Date                                                                             $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                                                                           $264,519.90

14.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of May, 2001                                           $38,237,796,717.73

                                                                         Delinquent Amount             Percentage of Ending
     Payment Status                                                        Ending Balance              Receivables Outstanding

     30-59 days                                                            $775,119,361.64                         2.03%

     60-179 days                                                         $1,619,467,858.67                         4.24%

15.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------
 (a) Group One (2)                                                                                                        5.12%

 (b) Series 2000-A (3)                                                                                                    5.27%

16.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------

     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of May, 2001                                                                 5.41%

17.  Information concerning the MC Purchase Agreement
     ------------------------------------------------


 (a) Total purchases made pursuant to the MC Purchase Agreement
     during May, 2001                                                                                                    $0.00

 (b) Total Available Commitments at the end of May, 2001
     during May, 2001                                                                                        $1,120,000,000.00

 (c) Aggregate amount on deposit in any MC Purchase Accounts
     at the end of May, 2001                                                                                             $0.00

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President

------------------------------------

(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 15(a)) and the Series Excess Spread Percentage (Item 15(b)) in assessing the current performance or the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is equal to (a) the sum of Finance Charge Collections, Yield Collections, Additional Investor Funds and any Investment Income for this Series (see Item 3(c)) minus (b) the sum of (i) the product of
    (A) the Class Invested Amount for such Distribution Date and (B) a fraction, the numerator of which is the Class A Weighted Average Certificate for that Class, and the denominatorof which is 360 divided by the actual number of days from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Series Closing Date) to but excluding the current Distribution Date, (ii) the Investor Servicing Fee (see Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), (iv) the Credit Enhancement Fee (see Item 13(d)), (v) the Monthly Commitment
    Fees, (vi) the positive difference, if any, between MC Purchase Account Interest and MC Purchase Account Investment Income, and (vii) tax gross-up amounts, indemnification payments and increased costs, if any, payable to the MC Purchasers under the MC Purchase Agreement, in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                       Series 2000-A Monthly Statement

                                 CREDIT CARD
                          PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of May 22, 2000 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2000-A Master Trust Certificates for the Distribution Date occurring on June 15, 2001:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3.  The aggregate amount of Collections processed during May, 2001
     is equal to                                                                                              $5,457,300,259.27

 4.  The aggregate amount of Class A Principal Collections processed during
     May, 2001 is equal to                                                                                      $603,691,997.02

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during May, 2001 is equal to                                                                                $62,458,816.42

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during May, 2001 is equal to                                                                $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     Date is equal to                                                                                                     $0.00

 7.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                $15,380,248.92

 8.  The sum of all amounts payable for benefit of the Class A Discount
     Certificateholders on the current Distribution Date is equal to                                             $15,380,248.92

 9.  The sum of all amounts payable to the Class A Extended
     Certificateholders on the current Distribution Date is equal to                                                      $0.00

 10. The sum of all amounts payable to the Class A Maturity
     Certificateholders on the current Distribution Date is equal to                                                      $0.00

 11. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall
          is equal to                                                                                                      $0.00

     (b)  with respect to the Class A Cumulative Investor Charged-Off
          Amount is equal to                                                                                               $0.00

     (c)  with respect to the Class A Investor Interest is equal to                                                        $0.00

 12. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
   Section 18 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of June, 2001.

 Series 2000-A

                           DISCOVER BANK
                           as Master Servicer

                           By:
                              -------------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer